UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934


                                 July 12, 2010
                                 Date of Report
                       [Date of Earliest Event Reported]

                          BULLION MONARCH MINING, INC.
             (Exact name of Registrant as specified in its Charter)

               Utah                     001-03896               20-1885668
        (State or Other          (Commission File Number)    (I.R.S. Employer
   Jurisdiction of Incorporation)                            Identification No.)


                              20 N. Main Suite 202
                             St. George, Utah 84770
                    (Address of Principal Executive Offices)

                                 (801) 426-8111
              (Registrant's Telephone Number, including area code)

                               299 East 950 South
                                 Orem, UT 84058
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
        230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR
        240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
        Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
        Act (17 CFR 240.13e-4(c))





























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ITEM 7.01 REGULATION FD DISCLOSURE.

See Exhibit 99.1, a Press Release dated July 12, 2010, a copy of which is attached hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(D) EXHIBIT DESCRIPTION AND EXHIBIT NO.

99.1 Press Release dated July 12, 2010.

































































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


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                          BULLION MONARCH MINING, INC.

                Date:   7/14/2010             By:  /s/ R. Don Morris
                                              R. Don Morris
                                              President
































































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
      Bullion Monarch's Subsidiary EnShale Energy Files for International
                        Patent Protection in 5 Countries

July 12, 2010 St. George, Utah - EnShale Energy, a subsidiary of publicly held Bullion Monarch Mining (OTC:BULM) has completed the international patent application process to protect its proprietary method of producing oil from an abundant, high kerogen content rock known as oil shale. EnShale filed patents in Canada, Australia, China, Brazil, and Estonia which are all countries known to have large deposits oil shale. EnShale Energy has previously secured its technology with patents pending in the United States which has the largest known deposits of oil shale worldwide.

Bullion Monarch Mining has funded operations, R&D, and a pilot plant designed to prove EnShale's technology. This pilot plant, in its first run, has provided positive confirmation of the ability to produce a quality petroleum product. Laboratory analysis of this product by gas chromatography determined that most of the liquids were eluted as molecules with C5 to C42 with over 50.34% by C40. The spent shale product that was sampled and analyzed by Horizon Laboratories in Price, Utah showed over 89% of the contained Btu/lb. was successfully converted to oil product.

The next technological milestone for the EnShale pilot plant will be to achieve a sustained processing run as opposed to the less efficient batch processing. An important aspect of EnShale's method of producing oil at a target price under $30 per barrel is continuous operation of the processing plant.

"We are excited about the progress being made with the pilot plant and the groundswell of recent support the oil shale industry is experiencing" Stated CEO James Morris. He continued, "From government officials looking for new economic opportunities in alternative energy, to citizens concerned about the environmental and sociopolitical dangers of traditional oil production methods, to an oil shale company being embraced by Wall Street and ringing the opening bell recently, the winds of change seem to be blowing in our direction."

About EnShale Energy
EnShale was formed in 2005 to address an emerging alternative energy opportunity. The company, with its solution to exploit an unconventional and virtually untapped domestic energy source, is uniquely positioned to become a world leader in alternative energy. EnShale has employed various research, design and engineering companies in the development of its proprietary technology. A comprehensive modeling of the proprietary process was completed by the U.S. Department of Energy (Idaho National Lab) which established the validity of the design. EnShale Energy has also secured 4,650 acres of State of Utah School Trust Land leases that have been estimated to contain a 667 million barrel oil resource. The company funded the design, construction, and operation of a demonstration processing facility through its publicly traded parent company Bullion Monarch Mining (OTC:BULM).

Investor Contact Information
Rob Morris
robmorris@bullionmm.com
(801) 426-8111
Media Contact Information
AJ Sterling Consulting
info@bullionmm.com
(435) 669-3855

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995. Certain statements contained in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained in this report contains "forward-looking statements' which can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "should", "up to", "approximately", "seem", "likely", or "anticipates" or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the report before making any investment in the shares of the company. Bullion Monarch Mining, Inc. or its subsidiary EnShale Inc. undertakes no obligation to update any forward-looking statements contained in this report. This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.